SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 27, 2006

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)
1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

APPALACHIAN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)
1-3457	54-0124790
(Commission File Number)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)
1-6543	31-4271000
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2006, the Human Resources Committee (the “HR Committee”) of the Board of American Electric Power Company, Inc. (“AEP”) approved the performance metrics that will be used to determine the amount of the awards under AEP’s Senior Officer Incentive Plan (the “SOIP”) for 2006 for AEP’s executive officers. The performance metrics are based on (i) safety performance, (ii) operations measures, such as plant availability, (iii) results of regulatory proceedings and (iv) strategic initiatives, such as diversity and strategic development of new generation assets. Each of the performance metrics will be weighted at 25%. The overall funding level for AEP’s incentive plans, including the SOIP, will be based on the extent to which AEP’s earnings per share meets or exceeds the 2006 target approved by AEP’s Board of Directors. However, this overall funding level may be adjusted, either positively or negatively, by the HR Committee.

On February 28, 2006, the independent members of the AEP Board of Directors awarded Michael G. Morris a bonus award of $2,250,000 for 2005. On February 27, 2006, the HR Committee approved 2005 bonus awards as follows for the following executive officers: Carl L. English, $575,000; Susan Tomasky, $575,000; Robert P. Powers, $500,000; Thomas M. Hagan, $464,183 and Holly K. Koeppel, $464,183. Each of these individuals will be named in the Summary Compensation Table of AEP’s 2006 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
APPALACHIAN POWER COMPANY
OHIO POWER COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

March 3, 2006